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EXHIBIT 10.7
                              CONSULTING AGREEMENT

      THIS AGREEMENT is made and entered into this 29th day of December, 2000, but is effective for all purposes as of the Commencement Date, (as hereinafter defined) by and between PRECIS SMART CARD SYSTEMS, INC., an Oklahoma corporation, Norman, Oklahoma (the "Company"), and Larry E. Howell, having a notice address of 2500 S. McGee, Suite 147, Norman, Oklahoma 73072 (the "Consultant").

                              W I T N E S S E T H:

1.    RECITATIONS

      The Company is publicly owned and engaged in the creation, development, sales and support of various smart card products and services. Company desires to expand its product and service offerings through acquisitions. The Consultant is generally engaged in consulting services related to identifying, analyzing and negotiating acquisition candidates and the promotion of publicly traded companies through development of contacts in the investment banking community.

2.    PURPOSE; INTENT

      By this Agreement the parties intend to establish and enter into an arrangement whereby the Consultant will act for the benefit of the Company to identify and analyze potential acquisition targets and promote the Company's stock. In exchange for such efforts the Company will compensate the Consultant in accordance with the terms hereof.

3.    APPOINTMENT

      The Company hereby appoints Consultant as an independent representative, and Consultant accepts such appointment upon the terms and conditions hereinafter set forth.

4.    TERM

      The term of this Agreement shall commence on January 1, 2001 (the "Commencement Date"), and shall continue through December 31, 2003; provided, however, the term of this agreement shall automatically be extended for additional one-year terms, unless either party gives notice of termination to the other on or before June 30 in the year of termination, commencing June 30, 2003.

5.    COMPENSATION AND REIMBURSEMENT

      (a) Compensation. The Company shall pay to Consultant, as full compensation for the services to be performed hereunder, in an amount equal to one-half (1/2) of the "Lehman Formula" (as defined in Exhibit A) applied to any acquisition consummated by the Company and any affiliate of the Company of an entity where Consultant is solely responsible for introducing the Company or

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any affiliate of the Company to the entity so acquired, provided, however, that the decision to pursue and consummate any acquisition shall be made solely by the Company based on such entity's reasonable business judgement and available resources.

      (b) Reimbursement. The Company shall reimburse the Consultant for all reasonable expenses incurred by the Consultant in the performance of Consultant's duties under this Agreement; provided, however, that the Consultant must furnish to the Company an itemized account, satisfactory to the Company, in substantiation of such expenditures.

6.    FACILITIES

      The Company shall provide the Consultant with a fully furnished office at a location of Consultant's selection, a private secretary and all facilities of the Company shall be generally available to the Consultant in the performance of Consultant's duties pursuant to this Agreement, it being understood and contemplated by the parties that all equipment, supplies and officer personnel required in the performance of the Consultant's duties under this Agreement shall be supplied by and at the sole cost of the Company.

7.    BEST EFFORTS OF CONSULTANT

      During the term of this Agreement Consultant shall at all times faithfully, industriously, and to the best of its ability, experience and talents, perform all services required of it hereunder, in order to effectively perform as an independent representative of the Company;

8.    INDEPENDENT CONTRACTOR

      Consultant acknowledges that it is an independent contractor under this Agreement and not an employee of the Company. Accordingly, Consultant shall be solely responsible for all federal, state and local income taxes, unemployment taxes, Social Security contributions, Worker's Compensation premiums, and all similar taxes and payments concerning Consultant. Consultant shall not be eligible for any of the Company's employee benefit programs, and Consultant shall have no claim against the Company for sick leave, retirement benefits, Social Security, Worker's Compensation, disability or unemployment benefits. The Company shall (i) not be required to withhold any of such taxes or payments from sums to be paid hereunder to Consultant, and (ii) not be liable for the payment of same to any federal, state or municipal government or agency. The Company shall not be liable for any injury or damage to any person or property whatsoever by reason of, or in any manner growing out of, any or Consultant's acts or failure to act hereunder. Consultant shall indemnify and hold the Company harmless from and against any and all liabilities which the Company may incur that are contrary to the express provisions of this Agreement.

9.    SEVERABILITY

      In the event any of the provisions of this Agreement shall be held to be invalid by any court of competent jurisdiction, the same shall be deemed severed, and as never have been contained herein, and this Agreement shall then be construed and enforced in accordance with the remaining provisions hereof.


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10.   CONFIDENTIAL INFORMATION

      For purposes of this Agreement, the term "confidential Information" means any and all data, know-how, designs, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training materials and techniques, computer software and programs, systems, improvements, devices, discoveries, concepts, ideas, designs, methods and information concerning the business and affairs of the Company or its Affiliates, however documented, and any other information of the Company or its Affiliates that is a trade secret of the Company or its Affiliates, and all notes summaries or compilations containing or based, in whole or in part, on any information included in the foregoing. Consultant acknowledges that in the course of his employment by Company, Consultant will become acquainted with Confidential Information belonging to Company or its Affiliates. Consultant acknowledges and agrees that all Confidential Information of the Company or its Affiliates known or obtained by Consultant, whether before or after the date hereof, is the property of Company or its Affiliates. Therefore, Consultant agrees that Consultant will not, at any time, other than in furtherance of Consultant's employment duties, disclose to any unauthorized persons or use for his own account or for the benefit of any third party any Confidential Information, whether Consultant has such information in Consultant's memory or embodied in writing or other physical form, without Company's prior written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Consultant's fault or the fault of any other person bound by a duty of confidentiality. Consultant agrees, upon any termination of his employment with Company and at any other time Company may request, to deliver to Company, or such representatives as Company may designate, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the business, operations, or affairs of Company or its Affiliates and any other Confidential Information that Consultant may then possess or have under Consultant's control.

11.   NO ASSIGNMENT

      No assignment by either party of this Agreement, or any of the rights or obligations hereunder, shall be valid without the prior written consent of the other party hereto.

12.   NOTICES

      All notices which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy or similar electronic transmission method; one working day after it is sent, if sent by recognized expedited delivery service; and five days after it is sent, if mailed, first class mail, certified mail, return receipt requested, with postage prepaid. In each case notice shall be sent to:


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      To the Company:               Precis Smart Card Systems, Inc.
                                    2500 S. McGee, Suite 100
                                    Norman, Oklahoma  73072
                        Phone:      405-292-4900
                        Fax:        405-360-5354

      To the Consulatant at the address herein first above written.


13.   BINDING EFFECT

      This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and the respect of heirs, legatees, administrators, executors, legal representatives, successors and permitted assigns.

14.   GOVERNING LAW

      This Agreement and all matters concerning its interpretation, performance, or the enforcement hereof, shall be governed in accordance with the laws of the state of Oklahoma.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

"COMPANY"                     PRECIS SMART CARD SYSTEMS, INC.


                                    By: /s/PAUL A. KRUGER
                                       -----------------------------------

"CONSULTANT"                        /s/LARRY E. HOWELL
                                    --------------------------------------
                                    LARRY E. HOWELL


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                                  EXHIBIT "A"
                        DESCRIPTION OF "LEHMAN FORMULA"

LEHMAN FORMULA - Shall be computed by applying the following percentages to the consideration expended by Company in a qualifying acquisition:

      1st $1 million                     5%
      2nd $1 million                     4%
      3rd $1 million                     3%
      4th $1 million                     2%
      5th $1 million and above           1%


EXAMPLE - The following example applies the Lehman Formula to an acquisition with total consideration of $5,750,000:

                 $1,000,000   x  5%  =   $ 50,000
                  1,000,000   x  4%  =     40,000
                  1,000,000   x  3%  =     30,000
                  1,000,000   x  2%  =     20,000
                  1,750,000   x  1%  =     17,500
                 ----------              --------

   Total         $5,750,000              $157,500
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